Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-46918, 2-59230, 33-02980, 33-53801) of American Express Company of our report dated July 15, 2008 relating to the financial and supplemental statements of American Express Retirement Savings Plan (formerly known as the American Express Incentive Savings Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
July 15, 2008

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